Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 10, 2005, by and among GENETRONICS BIOMEDICAL CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), and the purchasers (the “Purchasers”) set forth on the execution pages hereof (the “Execution Pages”).

WHEREAS:

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B. Each Purchaser desires to purchase, severally and not jointly, subject to the terms and conditions stated in this Agreement, (i) shares of the Company’s common stock, $0.001 par value (the “Common Stock”) and (ii) warrants in the form attached hereto as Exhibit A (including any warrants issued in replacement thereof, the “Warrants”), to acquire shares of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.”

C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto and the Escrow Agent (as defined in the Escrow Agreement) are executing and delivering an Escrow Agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”) pursuant to which the parties hereto have agreed to place the Shares in an escrow account in accordance with the terms hereof and thereof.

NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

“Affiliate” or “Affiliates” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Business Day” shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded.

“Investment Amount” shall mean the dollar amount to be invested in the Company pursuant to this Agreement by a Purchaser, as set forth on the Execution Page hereto executed by such Purchaser.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Securities” shall mean the Shares, the Warrants and the Warrant Shares.

“Shares” means the shares of Common Stock to be issued and sold by the Company and purchased by the Purchasers at the Signing.

“Transaction Documents” means this Agreement, the Warrants, the Notes, the Registration Rights Agreements, the Escrow Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, or any other transfer agent selected by the Company.

“Transfer Agent Instructions” means the Transfer Agent Instructions, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

2. PURCHASE AND SALE OF SHARES AND WARRANTS.

a. Generally. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, each Purchaser shall purchase the number of Shares and Warrants determined as provided in this Section 2, and the Company shall issue and sell such number of Shares and Warrants to each Purchaser for such Purchaser’s Investment Amount as provided below. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of the Securities to each of the Purchasers is a separate sale.

b. Number of Shares and Warrants; Form of Payment; Delivery of Shares.

i. On the date hereof, the Company shall sell and each Purchaser shall buy (A) the number of Shares as is equal to the quotient of (I) such Purchaser’s Investment Amount divided by (II) $4.05 and (B) Warrants exercisable for a number of shares of Common Stock equal to 33% of the number of Shares referred to in subclause (A) above. On the date hereof, and subject to payment of the Tranche A Investment Amount (as defined below), the Company will deliver the Warrants to each such Purchaser.

ii. On the date hereof, each Purchaser shall pay a non-refundable amount equal to twenty percent (20%) of its Investment Amount (i) in lawful money of the United States of America in same day funds by wire transfer to the Company, in accordance with the Company’s written wiring instructions or (ii) with shares of the Holder’s Series C Cumulative Convertible Preferred Stock valued at the Liquidation Preference (as defined in the Certificate of Designations, Rights and Preferences of Series C Cumulative Convertible Preferred Stock of the Holder) thereof plus any accrued and unpaid dividends thereon, at the principal office of the Holder located at 11199 Sorrento Valley Road, San Diego, CA 92121, or at such other place as Holder may designate in writing (the “Tranche A Investment Amount”), and a duly executed full recourse promissory note in the form attached hereto as Exhibit D (the “Note”) representing the remaining eighty percent (80%) of its Investment Amount, against delivery to the Escrow Agent of certificates representing the Shares being purchased by such Purchaser, and the Company shall deliver such Shares to the Escrow Agent against delivery of such Purchaser’s Investment Amount. Each Purchaser’s Shares delivered to the Escrow Agent pursuant to the terms of this Agreement shall be held by the Escrow Agent until such time as all outstanding principal due under such Purchaser’s Note has been paid in full to the Company, which shall be no later than the September 30, 2005, unless paid earlier further to the default provisions set forth in Section 3 of the Note or further to the mandatory prepayment provisions in Section 4 of the Note (collectively, the “Due Date” or the “Closing Date”) or by way of voluntary prepayment. In the event that all outstanding principal due under a Purchaser’s Note has not been paid in full by the Due Date, such Purchaser’s Tranche A Investment Amount shall automatically be forfeited and such Purchaser’s Shares held by the Escrow Agent in such amount as calculated in Section 2(b)(i) shall automatically be cancelled and certificates representing such Shares shall be returned to the Company. Nothing in this Section 2(b) shall prevent the exercise of the Warrants and to acquire the Warrant Shares.

iii. If all outstanding principal due under the Notes shall be paid in full by the Due Date, the Escrow Agent will deliver certificates representing the Shares to each of the Purchasers in such amounts as referred to above in Section 2(b)(i) and such additional shares as provided for in Section 8(n) no later than 3:00 p.m. California time on the third Business Day following the Due Date or such other date or time as the Purchasers and the Company may mutually agree.

3. THE PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser severally and not jointly represents and warrants to the Company as follows:

a. Purchase for Own Account. The Purchaser is purchasing the Securities for the Purchaser’s own account and not with a present view towards the distribution thereof. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws; provided, that in the case of any transfer of the Securities pursuant to an exemption, such transfer is made in accordance with the provisions of Section 3(e).

b. Information. The Purchaser has been furnished all materials (excluding any material nonpublic information) relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Securities that have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received what the Purchaser believes to be satisfactory answers to any such inquiries. The Purchaser understands that its investment in the Securities involves a high degree of risk.

c. Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

d. Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Securities in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

e. Transfer or Resale. The Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder or sold pursuant to Rule 144(k) under the Securities Act, or (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, and (ii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement.

f. Legends. The Purchaser understands that the Securities may bear a restrictive legend in substantially the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act provided the Purchasers at the time any of the Purchasers request a removal of the Legend on any certificate evidencing all or any portion of any of the Securities or to transfer any of the same, it (or a broker acting on such Purchaser’s behalf) provides to the Company (or to the Transfer Agent on the Company’s behalf), reasonable written assurances to the effect that any of the Securities, sold or to be sold by such Purchasers have been, or will be, sold in accordance with the plan of distribution set forth in the Prospectus and in compliance with the prospectus delivery requirements under the Securities Act., or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

g. Investor Status. The Purchaser is an “accredited investor” within the meaning of Rule 501 Regulation D under the Securities Act. In the normal course of its business, it invests in or purchases securities similar to the Securities and it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities. The Purchaser is not a registered broker dealer or an Affiliate of any broker or dealer registered under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a member of the National Association of Securities Dealers, Inc. or a Person engaged in the business of being a broker dealer.

h. Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

i. No Short Positions or Stock Ownership. Except as previously disclosed to the Company in writing, each Purchaser has not, for the period from 30 Business Days prior to the Signing Date through the Closing Date, entered into any Short Sales. For purposes of this Section 3.2(i), a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Options then held by such Purchaser (assuming that such Options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser as follows:

a. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, and the Registration Rights Agreement, to issue and sell the Shares and the Warrants in accordance with the terms hereof and to issue the Warrant Shares in accordance with the terms of said warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the Warrants and the reservation for issuance and issuance of the Warrant Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors or its shareholders is required; and (iii) this Agreement constitutes, and, upon execution and delivery by the Company and the other parties thereto to the extent required of the Registration Rights Agreement and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

b. Issuance of Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

c. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

5. COVENANTS AND OTHER AGREEMENTS.

a. Satisfaction of Conditions. The parties shall use their reasonable efforts to satisfy in a timely manner each of the conditions set forth in Section 6 and Section 7 of this Agreement.

b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Signing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Signing Date.

c. Reservation of Shares. The Company has and shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of the Shares as provided in Section 2 hereof, and the full exercise of the Warrants, and the issuance of the Warrant Shares, in connection therewith and as otherwise required hereby and thereby. The Company shall not reduce the number of shares of Common Stock reserved for issuance under this Agreement (except as a result of the issuance of the Shares hereunder), the Warrants (except as a result of the issuance of the Warrant Shares upon the exercise of the Warrants), or the Registration Rights Agreements, without the consent of the Purchasers.

d. Listing. The Company will apply for the listing of the Shares and the Warrant Shares, in each case, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed or quoted and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder, and all Warrant Shares from time to time issuable upon exercise of the Warrants.

e. Securities Laws Disclosure; Publicity. The Company shall, on or before 9:30 a.m., Eastern Standard Time, no later than the the fourth business day following the Due Date, issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby. No later than the fourth Business Day following the Due Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the forms of Warrants and Notes, in the form required by the Exchange Act. Thereafter, the Company shall timely make any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or the American Stock Exchange, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or the American Stock Exchange regulations.

f. Furnishing of Information. As long as any Purchaser owns Securities, the Company shall use reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities and Exchange Act of 1933, as amended (the “Exchange Act”). During the earlier of (i) the date two years from the Closing Date or (ii) as long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell Shares and Warrants to a Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

a. The applicable Purchaser shall have executed the signature page to this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Company.

b. The applicable Purchaser shall have delivered such Purchaser’s Tranche A Investment Amount in accordance with Section 2(b) above.

c. The applicable Purchaser shall have delivered to the Company a duly executed Note as provided in Section 2(b) above.

d. The representations and warranties of the applicable Purchaser shall be true and correct, and the applicable Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser.

e. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

7. CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE SHARES AND WARRANTS.

The obligation of each Purchaser hereunder to purchase Shares and Warrants to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, however, that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

a. The Company shall have executed the signature pages to this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Purchaser.

b. The Company shall have delivered to the Purchaser duly executed certificates representing the number of Shares and duly executed Warrants as provided in Section 2(b) above.

c. The representations and warranties of the Company shall be true and correct, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

d. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

e. The Company shall have delivered duly executed Transfer Agent Instructions acknowledged by the Transfer Agent.

8. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Venue; Waiver Of Jury Trail. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments; Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and, by the Purchasers as provided in Section 8(m) hereof. Notwithstanding the preceding sentence, the parties hereto recognize that certain amendments may be requested by the American Stock Exchange in order that the Shares and Warrant Shares issued hereunder be accepted for listing on the American Stock Exchange and agree that approval for such amendments shall be given. Any waiver by the Purchasers, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchasers, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Genetronics Biomedical Corporation
11199 Sorrento Valley Road
San Diego, CA 92121-1334
Telephone No.: (858) 597-6006
Facsimile No.: (858) 597-0451
Attention: Peter Kies

Chief Financial Officer

With a copy to:

Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Blvd, 7th Floor
Los Angeles, California 90067
Telephone (310) 552-5000
Fax (310) 552-5001
Attention: Thomas Poletti, Esq.

If to the Purchaser, to the address set forth under the Purchaser’s name on the Execution Page hereto executed by such Purchaser.

Each party hereto may from time to time change its address or facsimile number for notices under this Section 8(f) by giving at least ten (10) days’ prior written notice of such changed address or facsimile number, in the case of the Purchasers to the Company, and in the case of the Company to all of the Purchasers.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers.”

h. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Registration Rights Agreement, the Warrants, the Notes and the Escrow Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement, the Registration Rights Agreement, the Warrants, the Notes or the Escrow Agreement.

j. Determinations. Except as otherwise expressly provided herein, all consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by Purchasers that have invested more than fifty-one percent (51%) of the aggregate Investment Amounts invested by all Purchasers.

k. Fees and Expenses. After thirty days from signing this Agreement, the Company shall pay to Purchasers’ legal counsel an aggregate of $10,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

l. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

m. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

n. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event. Immediately after each such event, but in no event later than thirty days after the occurance of such event, the Company shall deliver to the Escrow Agent certificates representing such additional shares.

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IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

GENETRONICS BIOMEDICAL CORPORATION

By:
Name: Avtar Dhillon
Title: President & Chief Executive Officer

PURCHASERS:

By:
Name:
Title:

SCHEDULE OF PURCHASERS

	Shares of Common
Name of Purchaser	Stock Purchased	Warrants	Purchase Price
Verdas Invest Ltd.	750,000	247,500	$3,037,500.00 (1)
BayStar Capital II, L.P.	740,741	244,444	$3,000,000.00 (2)
SRG Capital, LLC	49,382	16,296	$200,000.00 (3)
TOTAL	1,540,123	508,240	$6,237,500.00

(1) Initial 20% payment made in cash. Balance of subscription amount evidenced by promissory note.

(2) Initial 20% payment made in the form of 60 shares of Genetronics Biomedical Corporation Series C Preferred Stock, which has a liquidation value of $600,000. Balance of subscription amount evidenced by promissory note.

(3) Initial 20% payment made in the form of 4 shares of Genetronics Biomedical Corporation Series C Preferred Stock, which has a liquidation value of $40,000. Balance of subscription amount evidenced by promissory note.